  EXHIBIT 16.1

J&S ASSOCIATE (AF002380) (Registered with PCAOB and MIA) Unit B-2-2-2, Solaris Dutamas 1, Jalan Dutamas 1, 50480 Kuala Lumpur, Malaysia.	Tel : +603 - 6205 3622 Fax : +603 - 6205 3623 Email : info@jns-associates.com

December 03, 2021

Securities and Exchange Commission

100 F Street, NE,

Washington, DC 20549.

Ladies and Gentlemen,

We have read the statements made by Phoenix Rising Companies, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

J&S Associate

J&S ASSOCIATE (6743) (AF002380)